UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2008

CENTRAL PACIFIC FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

HAWAII	0-10777	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 SOUTH KING STREET
HONOLULU, HAWAII 96813
(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code:
(808) 544-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2008, Central Pacific Financial Corp. (“CPF”) and Wells Fargo Bank, N.A. (the “Rights Agent” ) entered into Amendment One (the “Amendment”) to the Rights Agreement, dated as of August 26, 1998, by and between CPF and ChaseMellon Shareholder Services L.L.C., as rights agent (as amended, the “Rights Agreement”). The Amendment extends the expiration date of CPF’s preferred stock purchase rights (the “Rights”) issued under the Rights Agreement from August 26, 2008, to August 26, 2009 (the “Final Expiration Date”).

Other than changing the Final Expiration Date, there were no changes to the terms of the Rights. A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference. The Board of Directors of CPF intend to request the shareholders to approve the Rights Agreement, as such may be amended, at the next annual shareholders meeting.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K, with respect to the Amendment, is incorporated into this Item 3.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

4.1	Amendment One to Rights Agreement, dated as of August 26, 2008, by and between Central Pacific Financial Corp. and Wells Fargo Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL PACIFIC FINANCIAL CORP.

Date: August 26, 2008	By:	/s/ Glenn K.C. Ching
	Name: Title:	Glenn K.C. Ching Senior Vice President, General Counsel and Corporate Secretary